EMPLOYMENT AGREEMENT
                              --------------------


THIS Employment Agreement ("the Agreement") is entered into between MR. DOUGLAS MITCHELL (the "Executive") and SIMTEK CORPORATION, a Colorado corporation (the "Company"), referred to collectively as the "Parties."

                                   Article I.
                                     Duties
                                     ------

1.1. The Executive shall be employed as President and Chief Executive Officer of the Company, shall report to the Company's Board of Directors (the "Board"), shall perform such Duties as the Board would reasonably require of a person so appointed, and shall use his best efforts to carry into effect the policy and strategy of the Company as determined by the Board. The Executive shall have such powers and authority as are necessary in the performance of his Duties, as well as those that are appropriate to the office he shall hold.

l.2. Executive shall well and faithfully serve the Company and use his best efforts to promote its interests. Executive shall at all times give the Company the full benefit of his loyalty, knowledge, expertise, energies, attention, technical skill and ingenuity in the performance of his Duties and the exercise of his powers and authority.

1.3. The Company may not, except after Notice of intent not to renew by either Party or Notice of termination by Executive or the Company, redefine the Executive's Duties, powers and authority without his prior written consent.

1.4. The parties contemplate that the Executive will serve as a director on the boards of other companies and may, on occasion, provide consulting services to other companies ("Outside Activities"). The Executive will notify the Board of all such Outside Activities. In no event may such Outside Activities involve a business or interest in competition with the company. To the extent such Outside Activities will or may generate earned income, the Executive must obtain prior approval by the Board.

                                   Article II.
                                      Term
                                      ----

2.1. Upon execution by the Parties, this Agreement is effective retroactive to June 1, 1998, and shall continue through June 1, 2001 (the "Initial Term") , unless terminated sooner as provided by this Agreement.

2.2. The Agreement shall be automatically renewed for successive periods of one year each (the "Renewal Term"), unless (a) otherwise terminated as provided in Articles VII or VIII or (b) either party gives to the other Notice of intent not to renew at least ninety days prior to the expiration of the Initial or any Renewal Term.

                                  Article III.
                                   Base salary
                                   -----------

3.1. The Company shall pay the Executive U.S $120,000.00 per annum (the "Base Salary") in accordance with the payroll practices of the Company.

                                   Article IV.
                                    Expenses
                                    --------

4.1. The Company shall reimburse Executive, within thirty days of voucher, the amount of all travel, hotel, entertainment and other Expenses reasonably incurred in furtherance of his Duties.

4.2. The Company will provide the Executive such offices and secretarial and other support as shall be appropriate to accomplish his Duties.

                                   Article V.
                                    Benefits
                                    --------

5.1. Executive shall be entitled to twenty business days of paid vacation each year. Vacation days shall be accrued and earned at the rate of 1.67 days each month. Executive shall be entitled to carry any unused vacation days over to the next calendar year. However, in no event will Executive's accrued but unused vacation exceed forty days. Any accrued but unused vacation in excess of forty days shall be forfeited. Executive will be credited with ten days of accrued but unused vacation upon execution of this Agreement by both Parties.

5.2. Executive shall be entitled, in addition to the vacation days identified above, to all holidays generally afforded other employees of the Company.

5.3. The Company shall, upon proof of insurability, purchase, or cause to be purchased, a policy or policies insuring the life of the Executive payable to the Executive's designated beneficiary(s) consistent with that life insurance generally provided other employees of the Company.

5.4. Company shall acquire and pay for, or reimburse the Executive for, hospitalization, dental, major medical or other health insurance for the benefit of the Executive and his dependents consistent with that generally provided other employees under the Company's group health insurance plan(s).

5.5. During any period in which the Executive is absent from work as a result of personal injury, sickness or other disability, the Board may, by majority vote, appoint an acting President and Chief Executive Officer to serve for the duration of Executive's absence. The Company will, while such period continues or for six months, whichever is shorter, and unless right to payment is waived by Executive, provide the Executive his full Base salary and Benefits. Executive will also be entitled to additional disability benefits such as may be generally provided to other employees.

5.6. Executive shall, in accordance with it or their terms and provisions, be entitled to participate in any pension, retirement, profit, performance bonus or other qualified plans adopted by the Company for the benefit of its employees.

5.7. Executive has or shall have such options to purchase shares of stock in the Company at a price derived in accordance with the Company's Stock Option Plan, as may be approved by the Company stock Option Committee.

                                   Article VI.
              Covenant Not To Compete and Restrictions on Executive
              -----------------------------------------------------

6.1. Executive shall not, during his employment and for five years thereafter, other than in the proper performance of his Duties, remove from the offices of, voluntarily divulge to any person, firm or company, and shall endeavor to prevent the publication or disclosure of, any confidential information concerning the business accounts, customers, clients or finances of the Company, or concerning any of the secrets, research, dealings, transactions, internal structure or affairs of the Company which have previously come to his knowledge or which may come to his knowledge during his employment. "Confidential information" shall not include information which was known to the Executive prior to his employment by Simtek or to information which is in or hereafter comes into the public domain without fault of or through means other than the Executive.

6.2. Executive hereby transfers and assigns without compensation, to the Company or to any person, or entity designated by the Company, the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, or in whole or in part, during his employment which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, or under construction or development by the Company; or (ii) otherwise relate to or pertain to the business, functions or operations of the Company; or (iii) arise (wholly or partly) from the efforts of the Executive in performing his Duties. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details, and data pertaining to the aforementioned inventions, ideas, disclosures and improvements, and, whether during his employment or thereafter, the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Executive to permit the Company or any person or entity designated by the Company to file and prosecute patent applications covering any of such inventions, ideas, disclosures or improvements and, as to such inventions, ideas, disclosures or improvements as constitute copyrightable material, to obtain copyright thereof. Any Invention by the Executive covered by (i), (ii) or
(iii) of this Section 6.2 within six months after his employment shall be deemed to fall within the provisions of this Section 6.2 unless proved by the Executive to have been first conceived and made after his employment ended.

6.3. Executive will not disclose to the Company any trade secrets, dealings, transactions, affairs, financial information or other proprietary information of or concerning any prior employer of the Executive.

6.4. During his employment, and for one year thereafter, the Executive may not directly or indirectly work for, affiliate with in any manner, operate, acquire or maintain any business or interest in competition (whether as an employee, contractor, officer, director, agent, a five percent or greater security holder, creditor, consultant, or otherwise) with the company.

6.5. Executive will not ever use or cause any person to use any corporate name(s) or trade name(s) intended or likely to be confused with any corporate name(s) or registered trade name(s) used by the Company.

6.6. During his employment, and for one year thereafter, Executive shall not, either personally, by his agent or by letters, circulars or advertisement, and whether for himself or on behalf of any other person, company or firm:

                  (a) Directly or indirectly solicit orders for goods of a type similar to those being manufactured or dealt with during his employment, or for services similar to those being provided during his employment by the Company to any person, company or firm, who or which is, at the Executive's last day of employment, or has at any time within the year prior to the Executive's last day of employment, been a customer or client of the Company, except a solicitation that is in the normal course of business of the Company; or

                  (b) Induce or cause any employee of the Company to leave such employment except in the normal course of business of the Company.

6.7. Executive will request a determination from the Board as to whether any business is a competitor of the Company before the Executive undertakes any action potentially prohibited by this Article. Such determination shall be made by the Board acting in good faith and notice of same shall be provided to Executive.

6.8. Executive recognizes that competitors of the Company exist throughout the United States and in many other countries. Once a business is identified as a competitor of the Company, its geographic location is irrelevant.

6.9. The Executive agrees that the duration and geographic scope of his Covenant
and   Restrictions   are   reasonable   and  he  waives  any  right  to  contest
enforceability of his Covenant or the Restrictions based on such defenses.

6.10. While Executive has given up substantial rights to practice his chosen profession in competition with the Company, he is an Executive within the meaning of CR5. 8-2-113(2)(d), and the salary at which the Executive is employed by the Company has been arrived at in specific recognition of this fact and is accepted by the Executive as full and adequate consideration for his Covenant and the Restrictions.

6.11. The existence of any claim or cause of action of the Executive against the Company will not be recognized as justification for any breach of his Covenant or the Restrictions by the Executive.

6.12. Executive agrees any breach of his Covenant or the Restrictions may cause irreparable harm to the Company and that monetary damages alone may not provide full and adequate compensation for a breach or threatened breach. The Company shall be entitled, in its discretion, to seek injunctive relief in any court for any breach or threatened breach of this Article, in addition to its remedies under the Dispute Resolution Article below.

                                  Article VII.
                           Termination by the Company
                           --------------------------

7.1.  Executive shall serve at the will of the Board.

7.2. The Board may, by majority vote without the Executive's participation, remove Executive and terminate his employment on thirty days notice for any reason.

7.3. Should the Company exercise this right of termination, Executive shall, unless termination is for Good Cause, as defined below, be entitled to continuation of his Base salary and Benefits, mitigated by income the Executive may earn, for the remainder of the Term of the Agreeement as defined in Article
2.1 and 2.2.

7.4. Following such notice, the Company may redefine Executive's Duties and/or may, at its option, place the Executive in a leave status.

7.5. The Board may, by unanimous vote without the Executive's participation, remove Executive and terminate his employment immediately for Good Cause.

7.6. Good Cause shall mean any material breach of this Agreement by Executive or any action by Executive which brings or may bring discredit to the Company.

7.7. All further Duties and obligations of the Company under this Agreement shall cease immediately upon a vote to remove the Executive for Good Cause.

                                  Article VIII.
                            Termination By Executive
                            ------------------------

8.1. Executive shall have the right to terminate his employment for any reason upon thirty days notice to the Company.

8.2. Following such notice, the Company may redefine Executive's Duties and/or may, at its option, place the Executive in a leave status.

8.3. Executive's Base salary and Benefits shall continue during the notice period, after which all further Duties and obligations of the Company under this Agreement shall cease.

                                   Article IX.
                                      Death
                                      -----

9.1. If not earlier terminated, this Agreement shall terminate upon the death of the Executive and the Company shall have no further obligation to the Executive or his estate, except to pay the Executive's estate any Base Salary accrued but remaining unpaid prior to his death, any Expenses accrued but remaining unpaid prior to his death, and any Benefits accrued but remaining unpaid prior to his death.

                                   Article X.
                                  Miscellaneous
                                  -------------

10.1. Except where otherwise provided, neither Party waives any right, duty or obligation otherwise created by law, including equitable remedies.

10.2. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and assigns, provided that neither Party shall assign any of its rights or privileges hereunder without the prior written consent of the other Party except to a successor in ownership of all or substantially all the assets of the Company, and in the event such successor shall expressly assume in writing the performance of all terms and conditions of this Agreement.

10.3. Should any part or provision of this Agreement be held unenforceable, the validity cf the remaining parts or provisions shall not be affected by such holding, unless such unenforceability substantially impairs the benefit of the remaining portions of the Agreement.

10.4. No failure or delay on the part of either Party in the exercise of any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

10.5. The validity, construction and performance of this Agreement and the transactions to which it relates shall be governed by the laws of the State of Colorado, without regard to conflict of laws principles.

10.6. This Agreement embodies the entire understanding of the Parties as it relates to the subject matter contained herein and as such, supersedes any prior agreement or understandings between the Parties. No amendment or modification of this Agreement shall be valid or binding upon the Parties except by a statement in writing signed by both Parties.

10.7. Executive acknowledges that the Company satisfactorily performed and/or discharged all Duties and obligations to the Executive arising prior to and contemporaneous with the execution of this Agreement. The Executive forever waives and releases any and all claims he may have against the Company relating in any way to such Duties and obligations.

10.8. Any notice required by this Agreement shall be effective when delivered in person to Executive or Chairman of the Board of the Company three days after being placed in the U.S. Mail addressed to Executive at his last address of record or to the Chairman of the Board at the Company's business address.

10.9. Executive's obligations under Article VI shall survive any termination of this Agreement.

                                   Article XI.
                               Dispute Resolution
                               ------------------

11.1. All disputes arising out of or related in any way to this Agreement, other than as specified in Article VI, will be resolved by arbitration in El Paso County in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association then in effect except as modified in this Agreement. One arbitrator shall constitute the arbitration panel and shall be provided this Agreement. Written demand for arbitration shall be served on the other party within sixty days after any claim or dispute arises. Any hearings will be closed to the public. The award rendered by the arbitrator shall be final, confidential and shall identify a winning party. The fees and expenses of the arbitrator and the winning party's reasonable attorneys fees and costs shall be paid by the nonwinning party. Judgment may be entered on the award in El Paso County District Court if any amount found due is not paid or any action required is not taken within sixty days of the award.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as at the day or dates and year below.


"Company"                               "Executive"


/S/ Richard L. Petritz                  /s/ Douglas Mitchell
---------------------------------       --------------------------------------
Richard L. Petritz                      Douglas Mitchell
Chairman                                President and Chief Executive Officer